Exhibit 99.2 N YS E : E QB K Equity Bancshares Lincoln Bancorp August 2026 Merger with Lincoln Savings Bank September 3, 2026

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor provisions provided by the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive. In addition, the following factors, among others, related to the transaction between Equity and Lincoln could cause actual outcomes and results to differ materially from forward-looking statements or historical performance: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where companies do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; Lincoln and Equity’s ability to obtain required governmental approvals of the proposed transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction; the failure to obtain the necessary approvals by the shareholders of Lincoln; the failure to satisfy other conditions to completion of the proposed merger, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the business, economic and political conditions in the markets in which the parties operate; the risk that the proposed combination could have an adverse effect the parties’ ability to retain customers and retain or hire key personnel and maintain relationships with customers; the risk that the combination may be more difficult, time-consuming or expensive than anticipated; and other factors that may affect future results of Equity. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2026, as amended, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. NO OFFER OR SOLICITATION This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law. NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in the presentation may not sum due to rounding. 2

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK

Transaction Highlights & Strategic Rationale

Equity Bancshares, Inc. (NYSE: EQBK) has agreed to acquire Lincoln Bancorp

At a Glance

- Lincoln Bancorp is the bank holding company for Lincoln Savings Bank, a community bank headquartered in Reinbeck, Iowa
  - Established Iowa banking franchise serving communities for 120+ years, operating 16 locations across Central and Northeast Iowa
- The transaction joins two relationship-based operating philosophies, supported by compatible cultures and a deep dedication to the customers and communities it serves

Builds Scale & Establishes a Presence in Attractive Iowa Markets

- Establishes a meaningful presence in Des Moines and Waterloo-Cedar Falls, two of the largest MSAs in Iowa
- Provides strong core deposit base in a key focus market and a springboard for growth that complements EQBK's legacy Midwest footprint
- Positions EQBK for further bolt-on M&A across Iowa, with >200 banks in Iowa under $2 billion in assets (including 86 between $300 million and $2 billion in assets)

Financially Attractive Combination[1]

- Meaningful EPS accretion of 5.1% and 7.5% on 2027E and 2028E, respectively, assuming conservative cost savings of ~30% with 50% realized in 2027 and 75% in 2028
- TBV dilution of 3.8% and TBV earnback estimated at 2.6 years
- Attractive pay-to-trade ratio of 70%
- Maintain strong pro forma regulatory capital ratios

Disciplined M&A Approach & Proven Execution

- Iowa footprint enhances strategic direction of EQBK's established M&A framework
  - Marks EQBK's 15th announced full bank transaction since 2015
  - Creates a platform to extend and enhance the model Lincoln has built
  - Structured well within EQBK's proven merger metrics and disciplined approach to drive shareholder value creation
  - Comprehensive due diligence process with 70% of the total loan portfolio reviewed with no concentration concerns

1) Estimated financial impact is presented for illustrative purposes only. Includes purchase accounting marks and transaction-related expenses as well as reduction of excess liquidity on combined balance sheet; see Appendix for Pro Forma reconciliations. Pro Forma data is subject to various assumptions and uncertainties. See disclaimer "Forward Looking Statements" and slide 6 for key financial assumptions

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Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK

Compelling Pro Forma Financial Impact[1]

Pro Forma Balance Sheet Highlights

$9.1B TOTAL ASSETS	$6.7B TOTAL LOANS	$7.7B TOTAL DEPOSITS

Earnings Impact

5.1% | $0.27 2027E EPS IMPACT	7.5% | $0.42 2028E EPS IMPACT

Tangible Book Value Impact

(3.8%) TBV DILUTION	2.6 Years TBV EARNBACK

Pro Forma Consolidated Capital At Close

8.6% TCE / TA	9.0% LEVERAGE RATIO	10.6% CET1	13.4% TRBC

Equity Bancshares, Inc. + Lincoln Savings Bank


Iowa
Nebraska
Kansas
Missouri
Oklahoma
Arkansas
EQBK
Lincoln

1) Estimated financial impact is presented for illustrative purposes only. Includes purchase accounting marks and transaction-related expenses as well as reduction of excess liquidity on combined balance sheet; see Appendix for Pro Forma reconciliations. Pro Forma data is subject to various assumptions and uncertainties. See disclaimer "Forward Looking Statements" and slide 6 for key financial assumptions

4

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK Complementary Loan & Deposit Profiles 1 Pro Forma Cons. & Other Cons. & Other 2% 2% C&D C&D C&D C&I Agri. 5% 12% 13% 20% Agri. C&I Agri. C&I 4% 5% 18% 5% 18% Ag RE Ag RE Ag RE 9% 8% 8% $5.4B $1.2B $6.6B Yield: 5.84% Yield: 6.56% Yield: 6.72% CRE 30% CRE CRE Res. RE Res. RE 29% Res. RE 29% 26% 27% 32% NIB NIB NIB Demand Demand Demand 16% 19% 19% IB IB IB Demand Savings & Demand Demand Savings & Savings & 27% MMDA 24% 23% $6.3B $1.5B $7.8B MMDA MMDA 27% 30% 31% Cost: 1.90% Cost: 2.29% Cost: 1.98% Time Time Time Deposits Deposits Deposits 27% 27% 30% Source: S&P Global Market Intelligence; Data per bank-level regulatory filings as of 6/30/2026 5 1) Excludes purchase accounting adjustments Deposit Composition Loan Composition

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK

Transaction Overview & Assumptions

Pricing	• Total deal value of approximately \$123.8 million[1] – Stock: 1.89 million shares issued to Lincoln • Pro forma ownership: 91.6% EQBK / 8.4% Lincoln – Cash: \$29.5 million in total cash consideration • Price to Tangible Book Value: 1.05x[2] • Price to 2027E + Cost Savings: 5.9x[3] • Core Deposit Premium: 0.49%[4] • Pay-to-trade Ratio: 70%
Balance Sheet Marks	• 1.5% or \$18.0 million gross loan credit discount[5] • 2.3% loan interest rate mark, or (\$27.8) million • 0.01% time deposit interest rate mark, or (\$0.03) million • (\$7.4) million of fair value marks to other assets • 2.0% core deposit intangible, or \$20.7 million[6]
Cost Savings & Merger Charges	• Estimated cost savings of approximately 30% of Lincoln's consolidated non-interest expense • Phased-in 50% in 2027 and 75% in 2028; 100% thereafter • Approximately \$23.7 million of pre-tax merger charges
Other Considerations	• Anticipated closing in the fourth quarter of 2026 • Lincoln Savings Bank expected to convert and integrate into Equity Bank in the second quarter of 2027 • Customary regulatory and shareholder approvals • No branch closures or consolidations

1) Based on EQBK spot price of \$49.85 as of 9/2/2026
2) Based on Lincoln stated consolidated tangible common equity as of 6/30/2026
3) Assumes cost savings are fully phased in
4) Core deposit premium equal to transaction value minus Lincoln consolidated tangible common equity as a percentage of core deposits. Core deposits defined as total deposits less time deposits greater than \$100,000
5) See page 7 for depiction of potential credit adjustments to consideration
6) Core deposits defined as total deposits less time deposits

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Equity Bancshares, Inc. | Merger Investor Presentation NYSE: **EQBK**

Pro Forma Results at Different Credit Marks[1]

		Total Credit Mark[2]		
		$38.3M	**$28.2M**	**$18.0M**
Implied Transaction Pricing & Multiples	Transaction Price Per Share of Lincoln	$14.47	$15.58	**$16.68**
	Price / Tangible Book Value Per Share	0.91x	0.98x	**1.05x**
	Price / 2027E + Cost Savings	5.11x	5.50x	**5.89x**
	Pay to Trade Ratio	60.9%	65.6%	**70.2%**
Total Credit Mark Assumptions	Credit Mark %	-3.13%	-2.30%	**-1.47%**
	Credit Mark ($000's)	($38,330)	($28,165)	**($18,000)**
	Lincoln Pro Forma Ownership	7.4%	7.9%	**8.4%**
Pro Forma Financial Impact	EQBK TBV Dilution at Close	-4.20%	-4.02%	**-3.84%**
	EQBK 2028E EPS Accretion	+8.78%	+8.12%	**+7.46%**
	TBV Earnback (Crossover Method)	2.52 years	2.57 years	**2.61 years**
Pro Forma Capital Impact at Close	Pro Forma TCE / TA	8.5%	8.6%	**8.6%**
	Pro Forma Leverage Ratio	9.0%	9.1%	**9.1%**
	Pro Forma Tier 1 Ratio	11.0%	11.1%	**11.2%**
	Pro Forma Risk-Based Ratio	13.4%	13.5%	**13.5%**

1) Based on EQBK spot price of $49.85 as of 9/2/2026; Assumes closing date as of Q4 2026; Transaction multiples not adjusted for purchase accounting
2) Credit mark imbedded in pro forma expectations summarized on slide 6. Included in the definitive merger agreement was a schedule of loans with identified credit marks of $20.3M. If unresolved prior to the effective date, there would be an adjustment to consideration equal to the after-tax cost of the additional mark. If partially resolved there would be an associated price adjustment. The above table depicts a range of scenarios from zero resolution to full resolution.

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Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK

Lincoln Savings Bank | Company Overview

Company Highlights

- Founded in 1902
- Headquartered in Reinbeck, IA
- Operates 16 branches in Central and Northeast Iowa

$1.7B	$1.2B	$1.5B	~81%
Total Assets	Total Loans	Total Deposits	Loans / Deposits

✓ ***Successfully expands EQBK's franchise into attractive Iowa markets***


Lincoln Savings Bank Branch
Mason City
IOWA
Fort Dodge
City
Waterloo-Cedar Falls MSA
Marshall
Cedar Rapids
Iowa City
Des Moines MSA
Ottumwa
Burli

Presence in Attractive Iowa Markets[1]

MSA	Rank	Institution	Number of Branches	Deposits in Market ($M)	Market Share (%)
Waterloo-Cedar Falls, IA	1	FSB Financial Services (IA)	6	$ 1,071	22.2%
	2	Lincoln Bancorp (IA)	4	761	15.8%
	3	First of Waverly Corp. (IA)	5	494	10.2%
	4	PSB Corp. (IA)	4	320	6.6%
	5	GNB Bancorp. (IA)	4	210	4.4%
Des Moines-West Des Moines, IA	1	BTC Financial Corp. (IA)	12	$ 4,426	16.5%
	2	West Bancorp. (IA)	6	2,562	9.5%
	3	QCR Holdings Inc. (IL)	10	1,272	4.7%
	4	Albrecht Financial Svcs Inc. (IA)	6	553	2.1%
	5	Bank Iowa Corp. (IA)	6	512	1.9%
	9	Lincoln Bancorp (IA)	4	387	1.4%

Sticky In-Market Deposit Franchise


16%
27%
27%
22%
8%
NIB Demand
NOW & Other Trans.
Savings & MMDA
Retail Time (<$250k)
Jumbo Time (>$250k)

~16% NIB Deposits

~2.3% Cost of Total Deposits

8.8 years Weighted Avg. Account Age

Source: S&P Global Market Intelligence
Note: Bank-level data at or for the quarter ended 6/30/2026
1) Deposit market share data as of 6/30/2025 based on FDIC Summary of Deposits filing. Only includes banks with less than $10 billion in total assets

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Equity Bancshares, Inc. | Merger Investor Presentation **NYSE: EQBK**

Targeted Expansion Into Iowa Markets

Des Moines Highlights & Top Employers



- **#2** Top Mid-Sized Metro for Economic Development *(Site Selection Magazine – 2025)*
- **~7%** Total Population Growth Since 2020 *(Federal Reserve Economic Data)*
- **#3** Most Livable City in the U.S. *(Reader's Digest – 2025)*

Waterloo-Cedar Falls Highlights & Top Employers



- **#9** Best Places to Live in Iowa (Waterloo) *(U.S. News & World Report – 2026)*
- **Top 5%** Cedar Falls Livability Score Nationally *(AreaVibes – 2026)*
- **A+** Cost of Living & Housing Grade for Cedar Falls *(AreaVibes – 2026)*

Iowa Becomes EQBK's 2nd Largest Market by Deposits


Deposits by Market
Iowa 20%
Kansas 32%
Oklahoma 17%
Nebraska 14%
Missouri 13%
Arkansas 4%

#6	$1.5B	5.17%
Iowa Market Rank	Iowa Deposits	Iowa Market Share

- Enhances footprint and establishes EQBK as a top Iowa deposit franchise
- Serves as a platform for continued consolidation with >200 Iowa banks under $2 billion in assets (including 86 banks between $300 million and $2 billion in assets)
- Enables relationship building and expanded wallet share across major Iowa MSAs
- Adds meaningful scale in a strategic focus market

Source: S&P Global Market Intelligence; U.S. Census Bureau; Greater Des Moines Partnership; Reader's Digest, FRED, Site Selection Magazine, U.S. News & World Report, AreaVibes
Note: Iowa market rank is based on counties with a EQBK / Lincoln physical presence

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Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK A Clear, Actionable Opportunity in Iowa Scarce Universe of Iowa Targets • Of Iowa’s 86 banks and thrifts that fall within EQBK’s target $300 million – $2 billion asset range, 19 have a presence in Des Moines nd – Iowa’s 2 largest MSA rd • Lincoln is the 3 target in Iowa > $1.5 billion in assets to be 223 acquired since 2000 Banks and Thrifts Headquartered in Iowa Des Moines MSA Market Presence • Lincoln ranked in the top percentile for deposit market share in the Des Moines MSA, reflecting an established franchise in one of 86 the state’s most attractive growth markets $300 Million - $2 Billion in Total Assets Accelerates an Entry Already Underway • Transforms EQBK’s existing loan production presence into a scaled deposit franchise, giving current and prospective Iowa customers a committed and full-service partner 19 Market Presence in Des Moines MSA Well-Positioned For Future Opportunities • EQBK strengthens its position as a preferred acquirer in the Midwest, with the talent and infrastructure in place across legacy and new markets to drive organic growth Source: S&P Global Market Intelligence 10 Note: Excludes pending merger targets from count

Company Profile

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK Equity Bancshares, Inc.| NYSE: EQBK Overview $7.7B $5.4B $6.3B $1.022B 1 Assets Loans Deposits Market Cap WICHITA 9.07% 11.84% 14.66% 2 HEADQUARTERS TCE/TA CET 1 TRBC Strategic Execution Of Acquisitions $5.52 10.98% 27.20% EQBK Growth Since Inception CORE EPS CAGR ASSET CAGR M o s t R e c e n t A c q u i s i t i o n : SINCE IPO SINCE IPO F r o n t i e r B a n k M e r g e r C l o s e d o n J a n u a r y 1 , 2 0 2 6 $5.08 $9.1B 4 Core Earnings Per Share $7.7B $1.59 $1.6B SCALE $380M 14 START-UP GROWTH C o m p l e te d B a n k A c q u i s i t i o n s 4 a c q u i s i ti o n s 4 a c q u i s i ti o n s S I NCE I P O 2002 2008 2015 2026 1) Market Cap as of 9/2/2026 Est. IPO 2) Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation 12 3) Compound Annual Growth Rate is pro forma as of 2026 year-end with the inclusion of Lincoln Savings Bank 4) 2026 EPS estimate is based on street consensus. EPS inclusive of Lincoln is 2027 consensus estimate plus the impact of the transaction ($0.27)

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK Equity Bancshares, Inc.| Leadership Team Brad Elliott Rick Sems Chris Navratil Julie Huber Chairman & CEO Chief Executive Officer Chief Financial Officer Chief Operating Officer Equity Bancshares, Inc. Equity Bank Founded Equity Bank in 2002 and has led the organization to Equity Bank CEO since May 2024, having joined as President Chief Financial Officer since August 2023. Previously served Chief Operating Officer since May 2024. Held a variety of nearly $8B in assets through disciplined organic growth and in May 2023. Prior to Equity, Rick served as Chief Banking as Bank CFO and spent seven years within the Financial senior leadership roles at Equity Bank overseeing over a dozen strategic acquisitions. Named a 2018 EY Officer of First Bank in St. Louis and as President & CEO of Institution Audit Practice at Crowe LLP, bringing rigorous operations, HR, compliance, and sales and training. Served Entrepreneur of the Year National Finalist and recognized as Reliance Bank, bringing deep commercial banking leadership financial reporting and regulatory expertise to the executive as the primary integration lead for each of the bank's Most Influential CEO by the Wichita Business Journal in 2014. to the organization. team. acquisitions. Brett Reber Krzysztof Slupkowski David Pass General Counsel Chief Credit Officer Chief Information Officer Prior to joining Equity Bank, served as Managing Member of Chief Credit Officer since September 2023. Previously Previously served in senior IT leadership positions at UMB Wise & Reber, L.C. Brett has practiced corporate and served as Metro Market CCO at Equity Bank since 2018 and Financial Corporation and CoBiz Financial, overseeing business law for more than 30 years, providing legal counsel held various credit leadership roles at Commerce technology strategy, core systems, and digital infrastructure Bancshares, bringing strong portfolio risk discipline to the across the full spectrum of the bank's corporate, regulatory, across complex multi-bank organizations. organization. and transactional matters. 13

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK Our Value Proposition Organic Growth Our guiding principles and Strategic Mergers & Acquisitions commitment to entrepreneurial spirit Disciplined Credit Standards are part of our longstanding framework for Effective Balance Sheet & Capital Management delivering shareholder value EPS & Tangible Book Value Growth 14

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK

Record of M&A Execution

	First Ind. Corp.	Community First Bancshares	Prairie State Bancshares	Eastman National Bancshares	Cache Holdings, Inc.	Kansas Bank Corporation	Adams Dairy Bancshares	City Bank & Trust Company	Almena State Bank	American State Bancshares, Inc.	Rockhold Bancorp.	Kansasland Bancshares, Inc.	NBC Corp. of Oklahoma	Frontier Holdings, LLC
Total Assets ($m)	**$135**	**$463**	**$147**	**$261**	**$325**	**$322**	**$111**	**$157**	**$71**	**$781**	**$406**	**$52**	**$903**	**$1,400**
Ann. Date	7/28/2015	7/14/2016	10/20/2016	7/17/2017	7/17/2017	12/18/2017	12/18/2017	6/12/2018	10/23/2020	5/17/2021	12/6/2023	4/22/2024	4/2/2025	9/2/2025
Days to Close	73	119	141	116	116	137	137	72	N/A[1]	137	65	70	90	120
Days to Convert	At Close	At Close	At Close	At Close	At Close	At Close	At Close	54	85	At Close	92	54	52	44

Pricing Multiples

	First Ind. Corp.	Community First Bancshares	Prairie State Bancshares	Eastman National Bancshares	Cache Holdings, Inc.	Kansas Bank Corporation	Adams Dairy Bancshares	City Bank & Trust Company	Almena State Bank	American State Bancshares, Inc.	Rockhold Bancorp.	Kansasland Bancshares, Inc.	NBC Corp. of Oklahoma	Frontier Holdings, LLC
P / TBV	1.05x	1.53x	1.40x	1.76x	1.77x	1.41x	1.53x	1.41x	N/A	1.11x	1.27x	NM	1.45x	1.23x
Core Deposit Premium	0.8%	6.7%	6.6%	9.8%	11.0%	6.3%	7.7%	6.1%	1.0%	1.2%	2.8%	NM	4.0%	2.9%

Transaction Impact

	First Ind. Corp.	Community First Bancshares	Prairie State Bancshares	Eastman National Bancshares	Cache Holdings, Inc.	Kansas Bank Corporation	Adams Dairy Bancshares	City Bank & Trust Company	Almena State Bank	American State Bancshares, Inc.	Rockhold Bancorp.	Kansasland Bancshares, Inc.	NBC Corp. of Oklahoma	Frontier Holdings, LLC
EPS Impact	11%	26%	5%	9%	7%	3%	1%	5%	2%	16%	12%	1%	4.6%	7.7%
TBV Impact	Accretive	(9%)	(1%)	(3%)	(2%)	(2%)	(1%)	(2.8%)	Accretive	(3.7%)	(3.4%)	(0.03%)	(5.0%)	(3.9%)
TBV Earnback	Bargain Purchase	3.5 yrs	1.4 yrs	2.8 yrs	2.8 yrs	2.8 yrs	2.7 yrs	2.8 yrs	Bargain Purchase	2.9 yrs	1.3 yrs	0.3 yrs	2.8 yrs	2.8 yrs

Note: Transaction impact assumes cost savings are fully realized
1) FDIC deal closed on date of announcement

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Equity Bancshares, Inc. | Merger Investor Presentation **NYSE: EQBK**

Metro Markets

Equity Bank's metro markets pair nationally ranked livability with diverse, durable economies; spanning corporate headquarters, aerospace, energy, financial services, and capital-city employment anchors.

	KANSAS CITY	WICHITA	OMAHA	LINCOLN	OKLAHOMA CITY	TULSA	DES MOINES
Market Population	~2.3M	~665K	~1M	~354K	~1.5M	~817K	~760K
Median HHI Income	$89.5K	$73.1K	$91.3K	$79.5K	$76.7K	$69.7K	$85.4K
2026 - 2031 Population Growth	2.73%	2.16%	3.29%	3.13%	3.85%	2.05%	5.45%
2026 - 2031 HHI Growth	11.88%	9.82%	10.93%	12.56%	9.96%	9.40%	8.10%
Ranking	#10 Best Cities to Live In *(Niche)*	#4 Best Cities to Move To *(Forbes)*	#1 Best Cities to Move To *(Forbes)*	#6 Best State Capital to Live In *(WalletHub)*	#2 Best Cities to Live In *(US News)*	#6 Best Metro for Graduates *(Wall Street Journal)*	#3 Most Livable City in the US *(Readers Digest)*

COMPANIES HEADQUARTERED & LARGEST EMPLOYERS

KANSAS CITY	WICHITA	OMAHA	LINCOLN	OKLAHOMA CITY	TULSA	DES MOINES
The University of Kansas Health System	Koch	Werner	hudl	expand	ONEOK	Casey's
Garmin	Boeing	Union Pacific	Crete Carrier Corporation	Mercy	American Airlines	Principal
Honeywell	Ascension Via Christi	CHI Health	Duncan Aviation	paycom	SaintFrancis Health System	HyVee
Burns McDonnell	Cessna / Beechcraft by Textron Aviation	Nebraska Medicine	Kawasaki	devon	Williams	Nationwide
Saint Luke's Health System	Wichita State University	Berkshire Hathaway Inc.	University of Nebraska Lincoln	Love's	H&P	amazon

Source: S&P Global Market Intelligence and Claritas. Demographic data is provided by Claritas based primarily on US Census data. Niche, Forbes, US News & World Report, WalletHub.

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Appendix

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK Comprehensive Due Diligence • Thorough review of key operating areas of the bank over multiple months • Carried out by EQBK team members and leadership across multiple verticals, with deep acquisition and integration experience PROCESS • Detailed credit review OVERVIEW • 70% of total loans • 78% coverage of commercial portfolio • 100% coverage of classified / non-performing / special mentions Due Diligence Scope Credit Quality Finance & Accounting Commercial Lending Operations Information Technology Risk Management Treasury Audit Regulatory Legal Human Resources Compliance 18

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK Goodwill and TBV Reconciliation Tangible Book Value Reconciliation ($M) At Close Goodwill Reconciliation ($M) At Close Total Consideration EQBK Common Equity 874.0 $123.8 Lincoln Tangible Common Equity Less: Goodwill and Intangibles 136.1 116.6 Less: Deal Charges Attributable to Lincoln EQBK Tangible Common Equity $737.9 (11.9) Lincoln Tangible Common Equity Merger Adjustments $104.6 FMV Adjustments Stock Consideration to Lincoln 94.3 Loan Rate Mark Goodwill (27.8) (29.8) Loan Credit Mark Core Deposit Intangible (18.0) (20.7) Reversal of ALLL Deal Charges 18.7 (6.9) Other Balance Sheet Related Marks Pro Forma Tangible Common Equity (7.4) $774.9 Core Deposit Intangible 20.7 EQBK Standalone Shares Outstanding 20.6 Total FMV Adjustments ($13.8) EQBK Standalone TBV Per Share $35.86 Tax Adjustments Pro Forma Shares Outstanding 22.5 Deferred Tax Assets / (Liabilities) 3.1 Pro Forma TBV Per Share $34.48 After Tax FMV Adjustments ($10.7) Fair Value of Net Assets Acquired $93.9 TBVPS Accretion / (Dilution) ($) ($1.38) Goodwill Created $29.8 TBVPS Accretion / (Dilution) (%) (3.8%) Pro Forma Tangible Assets $8,964.2 Pro Forma TCE / TA 8.64% Note: Estimated financial impact is presented for illustrative purposes only. Includes purchase accounting marks and transaction related expenses; Pro Forma data is subject to various assumptions and uncertainties. See disclaimer Forward Looking Statements and slide 6 for key financial assumptions 19

Equity Bancshares, Inc. | Merger Investor Presentation NYSE: **EQBK**

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

($ in thousands, except per share data)

	Quarter Ended				
	June 30, 2026	**March 31, 2026**	**December 31, 2025**	**September 30, 2025**	**June 30, 2025**
Total stockholder's equity	$827,258	$817,610	$732,054	$711,892	$635,636
Goodwill	(105,356)	(104,958)	(82,101)	(77,573)	(53,101)
Core deposit intangibles, net	(28,296)	(30,536)	(21,634)	(22,895)	(12,908)
Naming rights, net	(5,553)	(5,629)	(5,703)	(5,778)	(5,852)
Tangible Common Equity	**$688,053**	**$676,487**	**$622,616**	**$605,646**	**$563,775**
Common shares outstanding at period end	20,567,009	20,767,023	18,944,987	19,111,084	17,527,191
Diluted common shares outstanding at period end	20,811,448	20,946,924	19,196,160	19,279,741	17,680,489
Book value per common share	**$40.22**	**$39.37**	**$38.64**	**$37.25**	**$36.27**
Tangible book value per common share	**$33.45**	**$32.58**	**$32.86**	**$31.69**	**$32.17**
Tangible book value per diluted common share	**$33.06**	**$32.30**	**$32.43**	**$31.41**	**$31.89**
Total assets	$7,725,621	$7,667,370	$6,373,172	$6,365,631	$5,373,837
Goodwill	(105,356)	(104,958)	(82,101)	(77,573)	(53,101)
Core deposit intangibles, net	(28,296)	(30,536)	(21,634)	(22,895)	(12,908)
Naming rights, net	(5,553)	(5,629)	(5,703)	(5,778)	(5,852)
Tangible assets	**$7,586,416**	**$7,526,247**	**$6,263,734**	**$6,259,385**	**$5,301,976**
Total stockholders' equity to total assets	**10.71%**	**10.66%**	**11.49%**	**11.18%**	**11.83%**
Tangible common equity to tangible assets	**9.07%**	**8.99%**	**9.94%**	**9.68%**	**10.63%**

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Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK

Non-GAAP reconciliations

Calculations of return on average tangible common equity and efficiency ratio
($ in thousands, except per share data)

	Quarter Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total average stockholders' equity	$824,633	$841,838	$725,651	$715,319	$627,103
Average intangible assets	(140,081)	(141,742)	(108,779)	(95,046)	(72,406)
Average tangible common equity	**$684,552**	**$700,096**	**$616,872**	**$620,273**	**$554,697**
Net income (loss) allocable to common stockholders	26,439	16,966	22,084	(29,663)	15,264
Net gain on acquisition	-	-	-	-	-
Net (gain) loss on securities transactions	1,213	108	(154)	53,352	(12)
Merger expenses	133	5,725	1,481	6,163	355
Loss on debt extinguishment	-	-	-	-	1,361
Day 2 Merger provision	-	6,099	-	6,228	-
Amortization of intangible assets	2,369	2,056	1,390	1,312	1,145
Tax effect of intangible assets amortization	(780)	(2,937)	(571)	(14,082)	(598)
Core net income (loss) allocable to common stockholders	**$29,374**	**$28,017**	**$24,230**	**$23,310**	**$17,515**
Return on total average stockholders' equity (ROAE) annualized	**12.86%**	**8.17%**	**12.07%**	**(16.45)%**	**9.76%**
Average tangible common equity	**$684,552**	**$700,096**	**$616,872**	**$620,273**	**$554,697**
Average impact from core earnings adjustments	1,468	2,476	1,073	26,487	1,126
Core average tangible common equity	**$686,020**	**$702,572**	**$617,945**	**$646,760**	**$555,823**
Return on total average tangible common equity (ROATCE) annualized	**16.59%**	**10.77%**	**14.91%**	**(18.31)%**	**11.69%**
Core return on total average tangible common equity (CROATCE) annualized	**17.17%**	**16.10%**	**15.56%**	**14.30%**	**12.64%**
Non-interest expense	$46,885	$54,969	$46,587	$49,082	$40,001
Merger expense	(133)	(5,725)	(1,481)	(6,163)	(355)
Amortization of intangible assets	(2,369)	(2,056)	(1,390)	(1,312)	(1,145)
Loss on debt extinguishment	-	-	-	-	(1,361)
Adjusted non-interest expense	$44,383	$47,188	$43,716	$41,607	$37,140
Net interest income	$73,872	$73,664	$63,502	$62,485	$49,802
Non-interest income	8,058	9,487	9,532	(44,479)	8,589
Net gains (losses) from securities transactions	1,213	108	(154)	53,352	(12)
Adjusted non-interest income	$9,271	$9,595	$9,378	$8,873	$8,577
Net interest income plus adjusted non-interest income	**$83,143**	**$83,259**	**$72,880**	**$71,358**	**$58,379**
Non-interest expense to net interest income plus non-interest income	**57.23%**	**66.11%**	**63.79%**	**272.59%**	**68.51%**
Efficiency ratio	**53.38%**	**56.68%**	**59.98%**	**58.31%**	**63.62%**
Average Assets	$7,330,174	$7,451,709	$6,141,284	$6,085,064	$5,206,950
Core non-interest expense to average assets	**2.43%**	**2.57%**	**2.82%**	**2.71%**	**2.86%**

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Equity Bancshares, Inc. | Merger Investor Presentation NYSE: EQBK

Non-GAAP reconciliations

Calculations of return on average assets, average equity and operating income

($ in thousands, except per share data)

	Quarter Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income (loss) allocable to common stockholders	26,439	16,966	22,084	(29,663)	15,264
Amortization of intangible assets	2,369	2,056	1,390	1,312	1,145
Tax effect of adjustments	(497)	(432)	(292)	(276)	(240)
Adjusted net income allocable to common stockholders	**$28,311**	**$18,590**	**$23,182**	**$(28,627)**	**$16,169**
Net (gain) loss on securities transactions	1,213	108	(154)	52,352	(12)
Merger expenses	133	5,725	1,481	6,163	355
Loss on debt extinguishment	0	-	-	-	1,361
Day 2 Merger provision	0	6,099	-	6,228	-
Tax effect of adjustments	(283)	(2,505)	(279)	(13,806)	(358)
Core net income (loss) allocable to common stockholders	**$29,374**	**$28,017**	**$24,230**	**$23,310**	**$17,515**
Total average assets	$7,330,174	$7,451,709	$6,141,284	$6,085,064	$5,206,950
Total average stockholders' equity	$824,633	$841,838	$725,651	$715,319	$627,103
Weighted Average Diluted Shares	20,825,444	21,263,164	19,235,412	19,129,726	17,651,298
Diluted earnings (loss) per share	**$1.27**	**$0.80**	**$1.15**	**$(1.55)**	**$0.86**
Core earnings (loss) per diluted share	**$1.41**	**$1.32**	**$1.26**	**$1.21**	**$0.99**
Return on average assets (ROAA) annualized	**1.45%**	**0.92%**	**1.43%**	**(1.93)%**	**1.18%**
Core return on average assets annualized	**1.61%**	**1.52%**	**1.57%**	**1.51%**	**1.35%**
Return on average equity (ROAE)	**12.86%**	**8.17%**	**12.07%**	**(16.45)%**	**9.76%**
Core return on average equity	**14.26%**	**13.41%**	**13.23%**	**12.47%**	**11.18%**

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